Exhibit 99.4

Envestnet Acquires Finance Logix

Combination to Deliver Industry’s Only Unified Financial Planning and Wealth Management Platform

Chicago, IL — May 6, 2015 — Envestnet, Inc., (NYSE : ENV) announced today that it has acquired Finance Logix, a technology company that provides leading-edge financial planning and wealth management software solutions to banks, broker-dealers and RIA firms.

“Advisors we serve have been requesting a tightly-integrated platform where financial planning flows seamlessly into investment planning and ongoing management on a single platform,” said Jud Bergman, Chairman and CEO of Envestnet.  “This acquisition allows us to deliver that capability and increase the breadth of our platform and the functionality gap between our platform and competing platforms”.

Founded in 1998, Finance Logix has been providing innovative financial planning software to financial advisors and their clients, setting new standards for ease of use and ability to integrate the functionality into existing institutional applications and advisor desktops.  The firm’s creative use of sliders and dials for client data input has since become the standard for the rest of the industry to follow.  Serving over 20,000 advisors, Finance Logix was chosen as the “Most Innovative Product of the Year” in 2013 at TechLeaders, the annual broker-dealer technology conference.  Oleg Tishkevich, Finance Logix President and CEO will join Envestnet as Managing Director and Chief Technology Officer of Financial Planning.

“We have built our company based on product innovation and technological excellence aimed at intuitive solutions to complex financial planning problems financial advisors face,” said Mr. Tishkevich.  “Combining forces with Envestnet was a natural choice because of our shared vision and commitment to empowering advisors with tools to deliver better outcomes for their clients.”

With this acquisition, Envestnet will integrate Finance Logix’s financial planning application with Envestnet’s broad suite of investment solutions, portfolio analytics, account servicing and reporting capabilities to deliver an end-to-end wealth management platform that drives efficiencies and unlocks value to investment advisors and clients through the entire lifecycle of planning and investing.  Envestnet will continue to support the standalone financial planning software model for existing and new clients, as well as offer an integrated solution to users of the wealth management platform.

“Finance Logix has been a pioneer in developing a goals based approach to financial planning and has developed an impressive suite of financial planning capabilities in a way that is easy to customize, deploy and integrate,” said Stuart DePina, Group President, of Envestnet | Tamarac.  “Integrating their financial planning modules with Envestnet’s broad platform will deliver a quantum leap in unifying the wealth planning and management process; this new functionality will become a core differentiating component of Envestnet’s Digital Advisor platform in delivering great efficiencies to the advisors we serve.”

Envestnet has acquired Finance Logix for up-front consideration consisting of cash, 123,410 shares of Envestnet common stock and options to acquire 123,410 shares of Envestnet common stock, expiring on May 6, 2025.  In addition, Envestnet has also agreed to pay an earn-out (in a mix of cash, stock and options) over a three year period, subject to Finance Logix meeting certain financial targets and other customary conditions.

With respect to the earn-out consideration payable for the first year after the closing, Mr. Tishkevich is eligible to receive, subject to Finance Logix meeting certain financial targets and his continued employment with Envestnet at the time of the payment of the earn-out consideration, up to (i) a number of shares of Envestnet common stock having a value (based on the closing price of the common stock on the NYSE on the day prior to its issuance) of $1,886,018 and (ii) options to acquire a number of shares of Envestnet common stock equal to the number of shares issued in respect of the first year earn-out.  The strike price for such options will be the closing price of the common stock on the NYSE on the day prior to the issuance of the options; the options will be fully vested upon issuance and will expire on the tenth anniversary of their issuance. The foregoing earnout consideration is intended to qualify as an inducement award under NYSE Rule 303A.08.

Mayer Brown LLP acted as legal counsel to Envestnet and Fenwick & West LLP acted as counsel to Finance Logix.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of unified wealth management technology and services to investment advisors. Our open-architecture platforms unify and fortify the wealth management process, delivering unparalleled flexibility, accuracy, performance, and value. Envestnet solutions enable the transformation of wealth management into a transparent, independent, objective, and fully-aligned standard of care, and empower advisors to deliver better outcomes.

Envestnet’s Advisor Suite® software empowers financial advisors to better manage client outcomes and strengthen their practices. Envestnet provides institutional-quality research and advanced portfolio solutions through our Portfolio Management Consultants group, Envestnet | PMC®. Envestnet | Tamarac provides leading rebalancing, reporting, and practice management software.

For more information on Envestnet, please visit www.envestnet.com and follow @ENVintel (https://twitter.com/envintel).

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.  Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial advisory industry, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on the Company’s revenues, compliance failures, regulatory actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic conditions, changes to the Company’s previously reported financial information as a result of political and regulatory conditions, as well as management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release is as of May 6, 2015 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts:

Investors: Investor Relations Investor.relations@envestnet.com (312) 827-3940	Media: Laura Simpson JCPR lsimpson@jcprinc.com (973) 850-7319